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                                                                 Exhibit 10.1(c)

                                SECOND AMENDMENT
                                     TO THE
                      AMENDED AND RESTATED CREDIT AGREEMENT

     SECOND AMENDMENT, dated as of June 29, 2001 (this "Amendment"), to the Amended and Restated Credit Agreement, dated as of August 23, 2000 (as so amended or otherwise modified from time to time, the "Credit Agreement"), among Belden & Blake Corporation (the "Borrower"), the several financial institutions and other entities from time to time parties thereto (the "Lenders"), Ableco Finance LLC, as the administrative agent and collateral agent (in such capacity, the "Administrative Agent"), and Foothill Capital Corporation, as the funding agent (in such capacity, the "Funding Agent").

     The Borrower and the Lenders wish to amend the Credit Agreement to (a) extend the Final Maturity Date, (b) provide for a prepayment premium, (c) increase the L/C Subfacility, (d) require the maintenance of certain Hedging Agreements and (e) amend the financial covenants. Accordingly, the Borrower, the Guarantors and the Lenders hereby agree as follows:

     1. DEFINITIONS. All terms used herein which are defined in the Credit Agreement and not otherwise defined herein are used herein as defined therein.

     2. CHANGES TO EXISTING DEFINITION. (a) The definitions of "Consolidated Interest Expense", "Consolidated Net Income", "EBITDA", "Final Maturity Date" and "L/C Subfacility" contained in Section 1.1 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:

          " 'CONSOLIDATED INTEREST EXPENSE': with respect to the Borrower and its Subsidiaries on a consolidated basis for any period, the sum of (i) gross interest expense (including all cash and accrued interest expense) of the Borrower and its Subsidiaries for such period on a consolidated basis, including to the extent included in interest expense in accordance with GAAP (x) the amortization of debt discounts and (y) the portion of any payments or accruals with respect to Capital Leases allocable to interest expense and (ii) capitalized interest of the Borrower and its Subsidiaries on a consolidated basis, excluding, however, any interest expense related to any income or loss resulting from the application of FASB 133."

          " 'CONSOLIDATED NET INCOME': for any period, net income of the Borrower and its Subsidiaries determined on a consolidated basis in accordance with GAAP, excluding, however, (i) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss) and (ii) any income (but not loss) resulting from the application of FASB 133, together with any related provision for taxes thereon."



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          " 'EBITDA': with respect to the Borrower, for any period, Consolidated
     Net Income for that period, PLUS, each of the following determined in accordance with GAAP and without duplication and to the extent deducted from revenues in determining Consolidated Net Income for that period, (a) the aggregate amount of Consolidated Interest Expense for that period, (b) the aggregate amount of letter of credit fees paid during that period, (c) the aggregate amount of income tax expense for that period, (d) all amounts attributable to depreciation, depletion and amortization for that period,
     (e) the aggregate amount of exploration expenses for that period, (f) the aggregate amount of any extraordinary or nonrecurring loss (but not gain), together with any related provision for taxes for such loss (but not gain) for that period, (g) any expense (but not income) resulting from the application of FASB 133, together with any related provision for taxes thereon and (h) all non-cash or extraordinary expenses during that period, and MINUS, each of the following determined in accordance with GAAP, without duplication and to the extent added to revenues in determining Consolidated Net Income for that period, (x) all non-cash or extraordinary income and (y) all income (but not expense) resulting from the application of FASB 133, together with any related provision for taxes thereon during that period."

          " 'FINAL MATURITY DATE': April 22, 2004, or such earlier date on which any Loan shall become due and payable, in whole or in part, in accordance with the terms of this Agreement and the other Loan Documents."

          " 'L/C SUBFACILITY': that portion of the Total Revolving Credit Commitment equal to $30,000,000."

     3. NEW DEFINITION. The following definition of the term "FASB 133" is hereby added to Section 1.1 of the Credit Agreement:

          "FASB 133": Statement No. 133 of the Financial Accounting Standards Board as it applies to Hedging Agreements."

     4.   REDUCTION OF COMMITMENT; PREPAYMENT OF LOANS.

          (a) The second sentence of clause (i) of Section 2.5(a) is amended by deleting in its entirety the phrase ", without premium or penalty,".

          (b) Clause (i) of Section 2.5(b) is hereby amended in its entirety to read as follows:

               "(i) REVOLVING CREDIT LOANS. Subject to Section 2.5(f), the Borrower may prepay the principal of any Revolving Credit Loan, in whole or in part, at any time or from time to time."

          (c) Clause (ii) of Section 2.5(b) is hereby amended in its entirety to read as follows:





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               "(ii) TERM LOAN. Subject to Section 2.5(f), the Borrower may upon at least three (3) Business Days' prior written notice to the Funding Agent prepay the principal amount of the Term Loan, in whole or in part on any Business Day. Each prepayment made pursuant to this clause
          (b)(ii) shall be accompanied by the payment of accrued interest to the date of such payment on the amount prepaid."

          (d) The following new paragraph (f) is hereby added to Section 2.5 of the Credit Agreement:

          "(f) EARLY TERMINATION BY THE BORROWER. The Borrower may, at any time upon five (5) days prior written notice to the Agents (which notice shall be irrevocable), terminate this Agreement by paying to the Funding Agent, for the benefit of the Lenders, in cash, an amount equal to the full amount of the Obligations (including either (x) providing cash collateral to be held by the Funding Agent for the benefit of the Lenders in an amount equal to 110% of the maximum amount of the Lenders' obligations under the outstanding Letters of Credit or (y) causing the original Letters of Credit to be returned to the Funding Agent), plus an amount equal to either (i) 0.25% of the Total Revolving Commitment if the termination of this Agreement pursuant to this Section 2.5(f) occurs on or before May 31, 2002 or (ii) 0.125% of the Total Revolving Commitment if the termination of this Agreement pursuant to this Section 2.5(f) occurs after May 31, 2002 and on or before May 31, 2003 (the amount determined pursuant to clause (i) or (ii) referred to herein as the "PREPAYMENT PENALTY"). If the Borrower delivers a notice of termination pursuant to the provisions of this Section 2.5(f), then the Total Commitment shall, if not earlier terminated in accordance with this Agreement, terminate, and the Borrower shall be obligated to repay the Obligations (including, without limitation, the Prepayment Penalty), in full, on the date set forth as the date of termination of this Agreement in such notice."

     5. HEDGING AGREEMENTS. (a) Section 7.2 is hereby amended by (i) deleting the word "and" after the semicolon at the end of clause (g); (ii) changing the reference from clause (h) to clause (i); and (iii) adding after clause (g) and before the newly renumbered clause (i) the following new clause (h):

          "(h) promptly and in any event within five (5) Business Days, notify the Agents upon becoming aware that its production of Hydrocarbons could reasonably be expected to be insufficient to meet its obligations under any Hedging Agreement; and"

     (b) The Credit Agreement is hereby amended by adding the following new
Section 7.19:

          "Section 7.19 HEDGING AGREEMENTS. Maintain in effect one or more Hedging Agreements with respect to its Hydrocarbon production (including, without limitation, gas sales contracts with customers of the Borrower or its






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     Subsidiaries) with one or more counterparties reasonably acceptable to the
     Administrative Agent. The aggregate notional volumes of Hydrocarbons covered by such Hedging Agreements shall constitute not less than 20% and not more than 80% of the Borrower's estimated Hydrocarbon production volumes on an mcf equivalent basis (where one barrel of oil is equal to six mcf of gas) for the succeeding twelve calendar months on a rolling twelve calendar month basis for such period from Oil and Gas Properties classified as Proved Developed Producing Reserves as of the date of the most recent Reserve Report delivered pursuant to Section 7.1(f) hereof plus the estimated production from anticipated drilling by the Borrower or its Subsidiaries during such succeeding twelve months. The Borrower shall use such Hedging Agreements solely as a part of its normal business operations as a risk management strategy and/or hedge against changes resulting from market conditions related to the Borrower's and its Subsidiaries' oil and gas operations and not as a means to speculate for investment purposes on trends and shifts in financial or commodities markets."

     6. FINANCIAL COVENANT CONDITIONS. (a) The following fiscal quarters and ratios shall be added to the Senior Debt Interest Coverage Ratio set forth in clause (a) of Section 8.1 of the Credit Agreement:

                           September 30, 2002                 3.2:1
                           December 31 2002                   3.2:1
                           March 31, 2003                     3.2:1
                           June 30, 2003                      3.2:1
                           September 30, 2003                 3.2:1
                           December 31, 2003                  3.2:1
                           March 31, 2004                     3.2:1

     (b) The following fiscal quarters and ratios shall be added to the Senior Debt Leverage Ratio set forth in clause (b) of Section 8.1 of the Credit
Agreement:

                           September 30, 2002                 2.7:1
                           December 31 2002                   2.7:1
                           March 31, 2003                     2.7:1
                           June 30, 2003                      2.7:1
                           September 30, 2003                 2.7:1
                           December 31, 2003                  2.7:1
                           March 31, 2004                     2.7:1

     (c) Clause (c) of Section 8.1 of the Credit Agreement is hereby amended in its entirety to read as follows:

          "(c) CURRENT RATIO. Permit, the ratio of current assets (which shall include an amount equal to the principal amount of Loans available under this Agreement but shall exclude an amount equal to any increase (but not decrease) resulting from the application of FASB 133) to current liabilities (excluding (i) all






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     Indebtedness and accrued interest expense otherwise included as current liabilities and (ii) an amount equal to any increase (but not decrease) in current liabilities resulting from the application of FASB 133) to be less than 1.0 to 1.0 at the end of any fiscal quarter of the Borrower."

     7. EVENT OF DEFAULT. (a) Clauses (i) and (ii) of Section 9(d) of the Credit Agreement is hereby amended in its entirety to read as follows:

     "(i) five (5) consecutive days in respect of subsections 7.2(h), 7.7(a) or 7.7(e), (ii) ten (10) consecutive days in respect of the agreements contained in clauses (a) through (g) of subsection 7.2 or subsections 7.10, 7.11, 7.16(ii), 7.16(iii), 7.18 or 7.19"

     (b) Clause (iii) of Section 9(d) of the Credit Agreement is hereby amended by deleting the reference to subsection "7.2(h)" and substituting in lieu thereof "7.2(i)".

     8. CONDITIONS. This Amendment shall become effective only upon satisfaction in full of the following conditions precedent (the first date upon which all such conditions have been satisfied being herein called the "Amendment Effective Date"):

          (a) The representations and warranties contained in this Amendment and in Section 5 of the Credit Agreement and each other Loan Document shall be correct in all material respects on and as of the Amendment Effective Date as though made on and as of such date (except where such representations and warranties relate to an earlier date in which case such representations and warranties shall be true and correct as of such earlier date).

          (b) No Event of Default or, event which with the giving of notice or elapse of time or both would constitute an Event of Default, shall have occurred and be continuing on the Amendment Effective Date or result from this Amendment becoming effective in accordance with its terms.

          (c) The Administrative Agent shall have received counterparts of this Amendment which bear the signatures of the Borrower and the Guarantors.

          (d) The Administrative Agent shall have received, for the ratable benefit of the Lenders, a non-refundable amendment fee in an amount equal to $175,000, which fee is earned in full by the Lenders.

          (e) All legal matters incident to this Amendment shall be satisfactory to the Administrative Agent and its counsel.

     9. CONTINUED EFFECTIVENESS OF CREDIT AGREEMENT. The Borrower and each Guarantor hereby (a) acknowledges and consents to this Amendment, (b) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified and confirmed in all respects except that on and after the date hereof all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof",






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"thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Amendment, and (c) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Lenders, or to grant a security interest in or lien on, any collateral as security for the obligations of the Borrower from time to time existing in respect of the Credit Agreement, such pledge, assignment or grant of the security interest or lien is hereby ratified and confirmed in all respects.

     10.   MISCELLANEOUS.

          (a) This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

          (b) Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

          (c) This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.















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        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers or agents thereunto duly authorized as of the day and year first above written.


                                 ABLECO FINANCE LLC, as Lender


                                 By: /s/ Kevin P. Genda
                                     -------------------------------------------
                                     Title: SVP & Chief Credit Officer



                                 FOOTHILL CAPITAL CORPORATION, as Lender



                                 By: /s/ Greg L. Gentry
                                     -------------------------------------------
                                     Title: Vice President


                                 FOOTHILL INCOME TRUST, L.P., as Lender,



                                 By:   FIT GP, LLC,
                                       its general partner


                                       By: /s/ John Nickoll
                                           -------------------------------------
                                           Title:  Managing Member


                                 BELDEN & BLAKE CORPORATION, as Borrower



                                 By: /s/ Robert W. Peshek
                                     -------------------------------------------
                                     Title: Vice President, Finance
                                            and Chief Financial Officer


                                 THE CANTON OIL AND GAS COMPANY, as Guarantor



                                 By: /s/ Robert W. Peshek
                                     -------------------------------------------
                                     Title: Vice President, Finance
                                            and Chief Financial Officer






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                                  WARD LAKE DRILLING, INC., as Guarantor



                                  By: /s/ James L. Goist
                                      ------------------------------------------
                                      Title: Treasurer



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